As filed with the Securities and Exchange Commission on February 11, 2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARKO Petroleum Corp.

(Exact name of registrant as specified in its charter)

Delaware	5172	39-3168808
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

8565 Magellan Parkway

Suite 400

Richmond, Virginia 23227-1150

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Arie Kotler

President and Chief Executive Officer

8565 Magellan Parkway

Suite 400

Richmond, Virginia 23227-1150

(804) 730-1568

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Drew M. Altman, Esq. Win Rutherfurd, Esq. Greenberg Traurig, P.A. 333 S.E. 2nd Avenue, Suite 4400 Miami, Florida 33131 (305) 579-0500	Maury Bricks General Counsel ARKO Petroleum Corp. 8565 Magellan Parkway Suite 400 Richmond, Virginia 23227-1150 (804) 730-1568	Stelios G. Saffos, Esq. Michael Benjamin, Esq. Kaj P. Nielsen, Esq. Latham & Watkins LLP 1271 Avenue of Americas New York, NY 10020 (212) 906-1200

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-292265

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, by ARKO Petroleum Corp., a Delaware corporation (the “Registrant”). This Registration Statement incorporates by reference the contents of, including all exhibits to, the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-292265) (the “Prior Registration Statement”), which was declared effective by the Commission on February 11, 2026.

The Registrant is filing this Registration Statement for the sole purpose of registering the sale of an additional 702,777 shares of its Class A common stock, par value $0.0001 per share, which includes 91,666 shares that may be sold as part of the underwriters’ option to purchase additional shares. The additional shares that are being registered for issuance and sale under this Registration Statement are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the filing fee table filed as Exhibit 107 to the Prior Registration Statement.

The required opinion and consents are listed below and filed with this Registration Statement.

5.1	Opinion of Greenberg Traurig, LLP

23.1	Consent of Grant Thornton LLP (ARKO Petroleum Corp.)

23.2	Consent of Grant Thornton LLP (Contributed Businesses)

23.3	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)

24.1	Powers of attorney (included on the signature page to the Prior Registration Statement and incorporated by reference herein)

107	Filing fee table

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia, on February 11, 2026.

ARKO Petroleum CORP.

By:	/s/ Arie Kotler
	Name:	Arie Kotler
	Title:	President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Name	Title	Date

* Arie Kotler	President, Chief Executive Officer and Director (Principal Executive Officer)	February 11, 2026

* Jordan Mann	Chief Financial Officer (Principal Financial Officer and Accounting Officer)	February 11, 2026

*By:	/s/ Arie Kotler
Arie Kotler
Attorney-in-Fact